Exhibit 10.12

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF COLORADO            

COUNTY OF WELD                   

KNOW ALL MEN BY THESE PRESENTS

THAT, FRONT  RANGE ENERGY PARTNERS, LLC, whose address is 801 Englewood Parkway. D-303, Englewood,  CO  80110 (hereinafter referred to as "Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY to:

STRATEX OIL AND GAS, INC
30 ECHO LAKE ROAD
WATERTOWN, CT  06795

hereinafter referred to as "Assignee", without warranty of title of any kind, express or implied, and subject to the terms and conditions hereinafter set out, all of Assignor's right, title and interest in, to and under (i) the oil and gas leases described in Exhibit "A", (81% net revenue interest) attached hereto and made a part hereof, and the oil and gas leasehold estates created thereunder, insofar and only insofar as it covers the lands described in Exhibit "A" hereto, (ii) all real, personal and intangible property rights appurtenant to such lands and leases listed on Exhibit "A", including, without limitation, the following (all of Assignor's right, title and interest described below being hereinafter collectively referred to as the "Interests"):

a.           Leasehold interests in oil, gas or other minerals, including, without limitation, working interests, carried working interests, rights of assignment and reassignment and other interests under or in the oil and gas leases, and interests in rights to explore for and produce oil, gas and other minerals;

b.           Fee interests in oil, gas or other minerals, including, without limitation, rights under mineral deeds, conveyances or assignments;

c.           Royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in production of oil, gas or other minerals;

d.           Rights and interests in or derived from unit agreements, orders and decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, gas sales contracts, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests and subleases;

e.           Rights-of-way, easements, servitudes and franchises acquired or used in connection with operations for the exploration and production of oil, gas or other minerals;

f.           Permits and licenses of any nature owned, held or operated in connection with operations for the exploration and production of oil, gas or other minerals, to the extent such permits and licenses are transferable;

g.           Rights and interests in and to the wells, machinery, equipment, fixtures, related inventory and personal property located on and used in connection with the operation of the property described in Exhibit "A" attached hereto.

THIS Assignment, Conveyance and Bill of Sale, hereinafter referred to as "Conveyance" shall be subject to the following terms, conditions or exceptions:

1.           This Conveyance shall be effective as of January 7, 2012 at 7:00 a.m., local time ("Effective Time").

2.           The Interests herein assigned and conveyed shall be subject to all instruments and agreements through which Assignor derived its title or to which the same are subject.

3.           To the extent transferable, Assignee shall have the right of full substitution and subrogation in and to any and all rights and actions of warranty which Assignor has or may have with respect to the Interest conveyed hereunder of which Assignor has or may have against any and all preceding owners, vendors or warrantors.

4.           ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THE INTERESTS ARE TO BE CONVEYED WITHOUT WARRANTY OF TITLE.  THE INTERESTS ARE CONVEYED HEREIN BY ASSIGNOR "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS.  ASSIGNOR HAS NOT MADE, DOES NOT HEREBY MAKE AND SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE AS TO, CONCERNING OR WITH RESPECT TO THE INTERESTS, INCLUDING, BUT NOT LIMITED TO (AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING), THE FOLLOWING:  (A) ANY GEOLOGICAL, SEISMIC AND OTHER GEOPHYSICAL DATA; THE EXISTENCE OR EXTENT OF OIL, GAS OR MINERAL RESERVES; THE RECOVERABILITY OF OR COST OF RECOVERING ANY SUCH RESERVES; THE VALUE OF SUCH RESERVES; ANY PRODUCT PRICING ASSUMPTIONS; AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING; (B) THE NATURES, QUALITY OR CONDITION OF THE INTERESTS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL OR GEOLOGY OF THE PROPERTY SUBJECT TO THE LEASES; (C) THE EXISTING SOIL CONDITIONS OR OTHER CONDITIONS OF ANY PROPERTY SUBJECT TO THE LEASES; (D) THE INCOME TO BE DERIVED FROM ANY OF THE INTERESTS; (E) THE SUITABILITY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON OR THEREWITH; (F) THE COMPLIANCE OF THE INTERESTS, OR THEIR OPERATION, WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OR ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (G) THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTERESTS; (H) THE GOOD AND WORKMANLIKE CONSTRUCTION OF THE EQUIPMENT; (I) THE DESIGN OF THE EQUIPMENT; (J) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN AND/OR ENGINEERING OF THE EQUIPMENT; (K) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE EQUIPMENT; (L) THE COMPOSITION OF THE MATERIALS INCLUDED IN THE EQUIPMENT; OR (M) ANY OTHER MATTER WITH RESPECT TO THE EQUIPMENT.  WITHOUT LIMITING ANY OF THE FOREGOING, ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES REGARDING (i) THE PRESENCE OR ABSENCE FROM THE LANDS COVERED BY THE INTERESTS OF HAZARDOUS SUBSTANCES AND/OR SOLID WASTE, AS DEFINED BY THE U. S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS PROMULGATED PURSUANT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED ("CERCLA"); OR (ii) THE COMPLIANCE OR NONCOMPLIANCE OF THE INTERESTS WITH CERCLA, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL CLEAN AIR ACT (AS ANY OF THE SAME MAY HAVE BEEN AMENDED FROM TIME TO TIME), OR ANY OTHER STATUTE, LAW, ORDINANCE, REGULATION, ORDER OR DECREE RELATING TO ENVIRONMENTAL MATTERS.

5.           As used in this Paragraph 5, and in the subparagraphs hereunder, "claims" shall include claims, demands, causes of action, liabilities, damages, penalties and judgments of any kind or character arising out of or in any way connected with the Interests and all costs and fees in connection therewith.

a.           Assignee shall (i) be responsible for any and all claims arising from the production and sale of hydrocarbons from the Interests assigned hereunder, including the accounting or payment to third parties of monies attributable to their interests in such production, insofar as such claims relate to hydrocarbons produced from the Interests and sold after the Effective Time, (ii) at the Effective Time assume and be responsible for and comply with all duties and obligations of Assignor, express or implied, with respect to the Interests under or by virtue of any lease, contract, agreement, document, permit, applicable statute or rule, regulation or order of any governmental authority or at common law (specifically including, without limitation, any governmental request or requirement to plug, re-plug and/or abandon any well of whatsoever type, status or classification, or take any clean up or other action with respect to the Interests) and (iii) defend, indemnify and hold Assignor harmless from any and all claims, including, but not limited to, any and all claims in favor of any person or governmental authority for personal injury, death or damage to property or to the environment, or for any other relief, arising directly or indirectly from, or incident to, the use, occupation, operation, maintenance or abandonment of any of the Interests, or conditions of the Interests, whether latent or patent, and whether arising from or contributed to by the negligence in any form of Assignor, its agents, employees or contractors, and asserted against Assignee and/or Assignor after the Effective Time, whether or not any such claims result from conditions, existing, or actions or inactions occurring, at or before the Effective Time.

b.           Assignor shall (i) be responsible for any and all claims arising from the production and sale of hydrocarbons from the Interests assigned hereunder, including the accounting or payment to third parties of monies attributable to their interests in such production, insofar as such claims relate to hydrocarbons produced and sold prior to the Effective Time and (ii) defend, indemnify and hold Assignee harmless from any and all claims asserted against Assignor prior to the Effective Time.

Assignee shall pay and defend and hold Assignor harmless with respect to the payment of all ad valorem taxes on the Interests for the 2012 Tax Period and thereafter, together with any interest or penalty assessed thereon.  Regardless of the foregoing, Assignor agrees to reimburse Assignee, upon evidence from Assignee that such taxes have been paid, Assignor's proportionate share of taxes in respect of its ownership of the Interests during the Tax Period.

Assignee shall further defend and hold Assignor harmless with respect to the payment of sales taxes or other taxes in connection with this Assignment, if any, including interest or penalty assessed thereon.

All taxes (other than ad valorem and income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production and excise taxes) shall be apportioned between the parties as follows:  (i) Payment or withholding of all such taxes applicable or relating to production sold prior to the Effective Time and filing of all statements, returns and documents pertinent thereto shall be the responsibility of Assignor; and (ii) Payment or withholding of all such taxes applicable or relating to production sold from and after the Effective Time and the filing of all statements, returns, and documents incident thereto shall be the responsibility of Assignee.

Each of the parties hereto shall execute, acknowledge and deliver to the other such further instruments, conveyances, deeds, acquittances, division orders and transfer orders, and take such other actions as may be reasonably necessary to carry out the provisions of this Conveyance.  However, Assignee shall assume all responsibility for notifying the purchaser of oil and gas production from the Interests, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Interests.  Assignee shall take all actions necessary to effectuate the transfer of such payments to Assignee as of the Effective Time.  Assignor shall have no responsibility or liability for the proper distribution of proceeds from and after the Effective Time.

The terms and conditions contained herein shall constitute covenants running with the land and shall be binding upon the parties hereto, their legal representatives, successors, assigns and heirs.

TO HAVE AND TO HOLD unto Assignee, its legal representatives, successors, assigns  and heirs, in accordance with the terms and provisions hereof.

IT IS HEREBY UNDERSTOOD AND AGREED BY ASSIGNOR AND ASSIGNEE THAT THE ATTACHED OIL AND GAS LEASES ARE ASSIGNED WITH AN 81% NET REVENUE INTEREST.

IN WITNESS WHEREOF, this Conveyance is executed this _________day of January 7, 2012 but shall be effective as of the Effective Time, for all purposes.

ASSIGNOR: FRONT RANGE ENERGY PARTNERS, LLC By: Michael D. Huelskamp Title: Managing Member

STATE OF                                          

COUNTY OF                                      

This instrument was acknowledged before me on _______________, 2012 by                 , as                     of                         ,  a                          corporation, on behalf of said corporation.

Given under my hand and seal of office this the ___ day of ____________, 2011.

(seal)

____________________________________________ Notary Public in and for the State of Colorado Printed Name Commission Expiration